Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2017 Third Quarter Financial Results
Highlights for the Third Quarter of Fiscal Year 2017

•	Third quarter net income was $35.1 million, or $0.59 per diluted share, a 33.0% increase in net income compared to $26.4 million, or $0.46 per diluted share, for the same quarter of fiscal year 2016

•	Net interest margin and adjusted net interest margin[1] were 4.00% and 3.87%, respectively, increases of 2 and 4 basis points, respectively, compared to the quarter ended March 31, 2017

•	The efficiency ratio[1] of 46.7% remained within management's targeted range

•
Total loans increased $94.4 million, or 1.1% compared to March 31, 2017, more than offsetting the decline in total loans in the quarter ended March 31, 2017 and bringing fiscal year-to-date loan growth to 1.3%

•	Total deposits declined by $132.8 million, or 1.5%, compared to March 31, 2017, consistent with expected seasonal outflows

•
Net charge-offs recognized during the quarter stabilized at 0.20% of average total loans on an annualized basis and key asset quality measures such as nonaccrual loans, classified loans and OREO generally remained stable compared to March 31, 2017

Sioux Falls, SD - July 27, 2017 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $35.1 million, or $0.59 per diluted share, for the third quarter of fiscal year 2017, compared to net income of $26.4 million, or $0.46 per diluted share, for the same quarter of fiscal year 2016. Fiscal year-to-date net income of $107.1 million represents an increase of 22.4% compared to the same period in fiscal year 2016.
"At Great Western, we continue to execute on the activities we believe will prepare the organization for the months and years to come," said Ken Karels, Chairman, President and Chief Executive Officer. "Over the last 12 months, we have spent time moving stressed loan relationships with little chance of rehabilitation out of the bank, especially in the agriculture segment. This has resulted in a $97 million decrease in "Watch" rated loans, while "Substandard" rated loans have only increased by $13 million over the same period. We have also made significant investments of time and money into the programs required of a bank our size to measure and manage the various risks we take each day. Finally, although loan growth has been slower to materialize, I am happy to report that we are seeing robust loan growth activity in the first month of the new quarter, which is expected to support our previously communicated full-year loan growth expectations in the mid-single digit range."
Net Interest Income and Net Interest Margin2
Net interest income was $100.9 million for the third quarter of fiscal year 2017, an increase of $7.3 million, or 7.8%, compared to the same quarter in fiscal year 2016. The increase was primarily attributable to higher loan interest income driven by 8.0% growth in average loans outstanding between periods and increasing benchmark interest rates, which favorably impact the contractual interest rates on variable and adjustable rate loans. Additionally, higher LIBOR rates have also driven a significant reduction in the cost of interest rate swaps we use to hedge the interest rate risk on longer-term fixed rate loans, which we record through noninterest income. Higher loan interest income was partially offset by a $3.0 million increase in deposit interest expense, which is similarly the result of growth in average deposits outstanding and in most cases is also directly or indirectly attributable to increasing benchmark interest rates.
Net interest margin was 4.00%, 3.98% and 3.95%, respectively, for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.87%, 3.83% and 3.74%, respectively, for the same periods. Net interest margin and adjusted net interest margin1 increased by 2 basis points and 4 basis points, respectively, compared to the quarter ended March 31, 2017. The yield on interest-earning assets increased by 6 basis points over the quarter, driven by lower average interest-earning cash balances as a proportion of earning assets and improving loan and investment yields. Meanwhile, the cost of interest-bearing liabilities increased by 4 basis points over the same period, including a 6 basis point increase in the cost of deposits, partially offset by a significant reduction in average FHLB borrowings outstanding. A $0.6 million reduction in the cost of interest rate swaps compared to the prior quarter is the driver of the more pronounced increase in adjusted net interest margin1 compared to net interest margin.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Balance Sheet
Total loans outstanding were $8.79 billion as of June 30, 2017, an increase of $94.4 million compared to March 31, 2017, bringing fiscal year-to-date growth to 1.3%. During the quarter, commercial real estate loans grew by $114.8 million and commercial and industrial ("C&I") loans grew by $25.5 million, partially offset by a $27.2 million net reduction in agricultural loans. Residential real estate and consumer loan balances continued to decline in line with strategy.
Total deposits declined $132.8 million, or 1.5%, during the quarter, reducing fiscal year-to-date growth to $354.3 million, or 4.1%. Deposit activity during the quarter included reductions of $111.1 million in noninterest-bearing deposits and $21.7 million in interest-bearing deposits. Reductions in deposit balances in the third fiscal quarter are typically seasonal in nature and are consistent with prior years' results. The net loan growth and deposit outflows during the quarter were predominantly funded by an increase in FHLB advances and other borrowings outstanding.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $5.8 million for the quarter ended June 30, 2017, compared to $5.4 million for the same quarter of fiscal year 2016. Net charge-offs for the quarter were $4.3 million, or 0.20% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the C&I segment of the loan portfolio. For the comparable period in fiscal year 2016, net charge-offs were $3.0 million, or 0.15% of average total loans on an annualized basis. The ratio of allowance for loan and lease losses ("ALLL") to total loans was 0.73% at June 30, 2017, consistent with 0.72% at March 31, 2017 and 0.75% at June 30, 2016.
Included within total loans are approximately $1.05 billion of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $7.4 million of the fair value adjustment for these loans relates to credit risk, or 0.08% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.38% of total loans.
At June 30, 2017, loans graded "Watch" were $299.0 million, a decrease of $25.5 million, or 7.9%, compared to March 31, 2017, and a decrease of $96.9 million, or 24.5%, compared to June 30, 2016. Loans graded "Substandard" were $250.6 million, a decrease of $13.1 million, or 5.0%, compared to March 31, 2017, and an increase of $13.0 million, or 5.5%, compared to June 30, 2016.
Nonaccrual loans were $123.6 million as of June 30, 2017, with $5.0 million of the balance covered by FDIC loss-sharing agreements. Total nonaccrual loans decreased by $4.0 million during the quarter and increased by $15.4 million compared to same quarter in fiscal year 2016. Total OREO balances were $9.1 million as of June 30, 2017, an increase of $2.1 million, or 29.4%, compared to prior quarter and a decrease of $2.6 million, or 22.6%, compared to June 30, 2016. The increase during the quarter was driven almost entirely by the addition of one property into OREO.
Total credit-related charges increased compared to the previous quarter and decreased compared to the same quarter in fiscal year 2016. A summary of total credit-related charges incurred during the current, prior and comparable quarters and current and prior nine-month periods is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		At or for the nine months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2017	June 30, 2016	June 30, 2017	March 31, 2017	June 30, 2016
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$16,854	$11,892	$5,796	$4,009	$5,372
Net OREO charges	Net loss on repossessed property and other related expenses	1,208	479	152	397	379
(Recovery) reversal of interest income on nonaccrual loans	Interest income on loans	233	1,320	332	(25)	1,505
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	(4)	2,296	(293)	(251)	2,722
Total		$18,291	$15,987	$5,987	$4,130	$9,978
Noninterest Income
Noninterest income was $15.5 million for the quarter ended June 30, 2017, an increase of $6.4 million, or 70.2%, compared to the third quarter of fiscal year 2016. Of this movement, $4.7 million is attributable to the net effect of the change in fair value of loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. This increase was comprised of a favorable change in the credit

Exhibit 99.1

adjustment on the loans of $3.0 million, and a $1.7 million reduction in the current cost of interest rate swaps driven by changes in the interest rate environment.
The remaining $1.7 million increase in noninterest income was primarily driven by a $0.6 million increase in wealth management income, a $0.6 million increase in other income and a $0.4 million increase in service charges and other fees reflecting higher interchange income. Management estimates that the impact of recording higher debit card interchange income (i.e., "Durbin Amendment") was $2.6 million for the quarter, which is comparable to the estimate for the same quarter of fiscal year 2016. The higher allowable interchange rates were effective through June 30, 2017 and management expects lower interchange income in the quarter ending September 30, 2017.
Noninterest Expense
Total noninterest expense was $54.9 million for the third fiscal quarter ended June 30, 2017, a decrease of $6.3 million, or 10.3%, compared to the same quarter in fiscal year 2016. Included in noninterest expense for the quarter ended June 30, 2016 was $12.2 million of non-recurring acquisition expenses; absent this reduction, total noninterest expense increased by $5.9 million, or 12.0%, over the same period. The majority of the increase was driven by a $4.5 million increase in salaries and employee benefits, which includes additional roles added to meet regulatory and risk management expectations, higher long-term incentive compensation and higher cost of employee benefits, which is primarily related to health insurance. Data processing costs increased by $0.8 million, driven by amortization of recent technology investments, and professional fees increased by $0.8 million, including higher legal and insurance costs.
The efficiency ratio1 was 46.7% for the quarter, a decrease from 58.8% for the same quarter of fiscal year 2016 and from 47.0% in the March 2017 quarter. The elevated efficiency ratio of the comparable prior period was due almost entirely to non-recurring acquisition expenses.
Provision for Income Taxes
The provision for income taxes for the third fiscal quarter ended June 30, 2017 was $18.4 million, reflecting an effective tax rate of 34.5% of income before income taxes. This compares to an effective tax rate of 22.8% for the third quarter of fiscal year 2016, which included a non-recurring benefit of $3.7 million relating to a correction of an immaterial error of a deferred tax item from an acquisition in 2008.
Capital
Tier 1 and total capital ratios were 11.5% and 12.6%, respectively, as of June 30, 2017, compared to 11.6% and 12.7%, respectively, as of March 31, 2017. The common equity tier 1 capital ratio was 10.7% as of June 30, 2017 and 10.8% as of March 31, 2017. The tier 1 leverage ratio was 10.3% as of June 30, 2017 and 10.0% as of March 31, 2017. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On July 27, 2017, the Company’s Board of Directors declared a dividend of $0.20 per common share payable on August 23, 2017 to stockholders of record as of close of business on August 11, 2017. The aggregate dividend payment will be approximately $11.8 million.
Business Outlook
"Our dedication to developing processes and programs to meet regulatory and risk administration expectations have driven increased expenses in the short term," added Karels. "But we are proud that despite these increased costs we were able to maintain a very attractive efficiency ratio and we are dedicated to managing our cost structure in the future to drive further improvements to our efficiency. We believe we are pursuing the correct priorities to allow us to manage the business and its inherent risks while positioning for revenue growth."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the third quarter of fiscal year 2017 on Thursday, July 27, 2017 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on August 10, 2017. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10109131. International callers should dial (412) 317-0088 and enter the same conference ID number.

Exhibit 99.1

About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "views," “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the integration of the recently-completed acquisition of HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and all risk factors associated with the recently completed acquisition of HF Financial Corp. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2017	June 30, 2016	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest and dividend income (FTE)	$333,177	$293,502	$112,555	$110,075	$110,548	$109,730	$102,094
Interest expense	31,928	24,033	11,671	10,494	9,764	9,491	8,537
Noninterest income	43,226	26,739	15,485	13,834	13,907	15,798	9,097
Noninterest expense	161,312	150,297	54,922	53,852	52,537	57,342	61,222
Provision for loan and lease losses	16,854	11,892	5,796	4,009	7,049	5,063	5,372
Net income	107,125	87,495	35,060	35,162	36,903	33,758	26,360
Adjusted net income [1]	$107,565	$95,524	$35,060	$35,162	$37,343	$35,458	$33,911
Common shares outstanding	58,761,597	58,693,499	58,761,597	58,760,517	58,755,989	58,693,304	58,693,499
Weighted average diluted common shares outstanding	59,065,402	55,993,011	59,130,632	59,073,669	58,991,905	58,938,367	57,176,705
Earnings per common share - diluted	$1.81	$1.56	$0.59	$0.60	$0.63	$0.57	$0.46
Adjusted earnings per common share - diluted [1]	$1.82	$1.71	$0.59	$0.60	$0.63	$0.60	$0.59

Performance Ratios:
Net interest margin (FTE) [2]	3.95%	3.97%	4.00%	3.98%	3.89%	3.92%	3.95%
Adjusted net interest margin (FTE) 1 2	3.80%	3.74%	3.87%	3.83%	3.71%	3.73%	3.74%
Return on average total assets [2]	1.26%	1.16%	1.25%	1.26%	1.28%	1.19%	1.00%
Return on average common equity [2]	8.5%	7.8%	8.2%	8.5%	8.8%	8.2%	6.8%
Return on average tangible common equity 1 2	15.5%	15.0%	14.8%	15.4%	16.3%	15.3%	12.9%
Efficiency ratio [1]	46.3%	50.0%	46.7%	47.0%	45.1%	48.5%	58.8%

Capital:
Tier 1 capital ratio	11.5%	10.9%	11.5%	11.6%	11.2%	11.1%	10.9%
Total capital ratio	12.6%	12.0%	12.6%	12.7%	12.3%	12.2%	12.0%
Tier 1 leverage ratio	10.3%	10.0%	10.3%	10.0%	9.7%	9.5%	10.0%
Common equity tier 1 ratio	10.7%	10.0%	10.7%	10.8%	10.4%	10.2%	10.0%
Tangible common equity / tangible assets [1]	9.2%	8.3%	9.2%	9.0%	8.7%	8.5%	8.3%
Book value per share - GAAP	$29.49	$27.95	$29.49	$29.05	$28.57	$28.34	$27.95
Tangible book value per share [1]	$16.75	$15.15	$16.75	$16.29	$15.81	$15.55	$15.15

Asset Quality:
Nonaccrual loans	$123,641	$108,207	$123,641	$127,675	$124,178	$126,395	$108,207
OREO	$9,051	$11,701	$9,051	$6,994	$8,093	$10,282	$11,701
Nonaccrual loans / total loans	1.41%	1.26%	1.41%	1.47%	1.41%	1.46%	1.26%
Net charge-offs (recoveries)	$17,282	$4,849	$4,267	$8,091	$4,924	$4,654	$3,046
Net charge-offs (recoveries) / average total loans [2]	0.27%	0.08%	0.20%	0.38%	0.22%	0.21%	0.15%
Allowance for loan and lease losses / total loans	0.73%	0.75%	0.73%	0.72%	0.76%	0.74%	0.75%
Watch-rated loans	$298,963	$395,893	$298,963	$324,457	$334,673	$327,608	$395,893

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2017	June 30, 2016	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(dollars in thousands)
Interest and dividend income
Loans	$306,253	$269,137	$103,435	$101,136	$101,683	$101,307	$93,749
Taxable securities	18,170	17,600	6,238	6,055	5,878	5,649	5,826
Nontaxable securities	710	85	269	241	199	145	61
Dividends on securities	839	832	296	242	300	369	396
Federal funds sold and other	728	326	163	219	346	248	157
Total interest and dividend income	326,700	287,980	110,401	107,893	108,406	107,718	100,189
Interest expense
Deposits	24,596	18,145	9,478	7,829	7,290	6,968	6,451
Securities sold under agreements to repurchase	298	395	86	98	115	125	124
FHLB advances and other borrowings	3,735	2,831	994	1,469	1,271	1,323	986
Subordinated debentures and subordinated notes payable	3,299	2,662	1,113	1,098	1,088	1,075	976
Total interest expense	31,928	24,033	11,671	10,494	9,764	9,491	8,537
Net interest income	294,772	263,947	98,730	97,399	98,642	98,227	91,652
Provision for loan and lease losses	16,854	11,892	5,796	4,009	7,049	5,063	5,372
Net interest income after provision for loan and lease losses	277,918	252,055	92,934	93,390	91,593	93,164	86,280
Noninterest income
Service charges and other fees	36,735	33,098	12,730	11,919	12,086	13,111	12,316
Wealth management fees	7,116	5,087	2,433	2,429	2,254	2,196	1,807
Mortgage banking income, net	6,130	4,143	1,828	1,640	2,662	3,119	1,669
Net gain (loss) on sale of securities	44	(196)	—	44	—	356	134
Net increase (decrease) in fair value of loans at fair value	(63,158)	35,253	6,060	(5,216)	(64,001)	(8,939)	14,198
Net realized and unrealized gain (loss) on derivatives	51,481	(53,379)	(9,088)	1,592	58,976	4,721	(21,925)
Other	4,878	2,733	1,522	1,426	1,930	1,234	898
Total noninterest income	43,226	26,739	15,485	13,834	13,907	15,798	9,097
Noninterest expense
Salaries and employee benefits	96,872	78,417	32,868	32,370	31,634	30,638	28,352
Data processing	18,020	15,822	6,378	5,965	5,677	5,896	5,625
Occupancy expenses	12,437	11,436	4,057	4,355	4,024	4,323	4,002
Professional fees	10,535	9,087	4,141	3,559	2,835	4,485	3,327
Communication expenses	2,945	2,650	992	914	1,040	1,072	788
Advertising	3,029	3,015	1,059	995	975	1,252	1,047
Equipment expenses	2,375	2,794	809	768	798	1,001	959
Net loss on repossessed property and other related expenses	1,208	479	152	397	658	784	379
Amortization of core deposits and other intangibles	1,927	2,239	538	550	839	1,024	822
Acquisition expenses	710	12,950	—	—	710	2,742	12,179
Other	11,254	11,408	3,928	3,979	3,347	4,125	3,742
Total noninterest expense	161,312	150,297	54,922	53,852	52,537	57,342	61,222
Income before income taxes	159,832	128,497	53,497	53,372	52,963	51,620	34,155
Provision for income taxes	52,707	41,002	18,437	18,210	16,060	17,862	7,795
Net income	$107,125	$87,495	$35,060	$35,162	$36,903	$33,758	$26,360

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(dollars in thousands)
Assets
Cash and cash equivalents	$327,901	$335,929	$270,168	$524,611	$475,785
Securities	1,366,442	1,350,893	1,371,558	1,317,386	1,361,164
Total loans	8,791,852	8,697,426	8,779,107	8,682,644	8,606,974
Allowance for loan and lease losses	(64,214)	(62,685)	(66,767)	(64,642)	(64,243)
Loans, net	8,727,638	8,634,741	8,712,340	8,618,002	8,542,731
Goodwill and other intangible assets	748,828	749,366	749,916	750,755	751,217
Other assets	295,375	285,912	318,635	320,426	322,325
Total assets	$11,466,184	$11,356,841	$11,422,617	$11,531,180	$11,453,222

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,915,560	$2,026,627	$1,954,881	$1,880,512	$1,802,169
Interest-bearing deposits	7,043,542	7,065,291	6,751,366	6,724,278	6,678,040
Total deposits	8,959,102	9,091,918	8,706,247	8,604,790	8,480,209
Securities sold under agreements to repurchase	123,851	124,472	142,741	141,688	159,016
FHLB advances and other borrowings	471,719	264,624	711,029	871,037	913,377
Other liabilities	178,529	168,966	183,962	250,274	260,109
Total liabilities	9,733,201	9,649,980	9,743,979	9,867,789	9,812,711
Stockholders' equity	1,732,983	1,706,861	1,678,638	1,663,391	1,640,511
Total liabilities and stockholders' equity	$11,466,184	$11,356,841	$11,422,617	$11,531,180	$11,453,222

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of				Fiscal year-to-date:
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	Change ($)	Change (%)
	(dollars in thousands)
Commercial non-real estate	$1,715,630	$1,690,149	$1,643,986	$1,673,166	$42,464	2.5%
Agriculture	2,087,113	2,114,287	2,206,263	2,168,937	(81,824)	(3.8)%
Construction and development	490,025	450,419	423,864	469,968	20,057	4.3%
Owner-occupied CRE	1,232,488	1,191,348	1,197,253	1,167,265	65,223	5.6%
Non-owner-occupied CRE	1,881,726	1,754,631	1,775,107	1,678,007	203,719	12.1%
Multifamily residential real estate	361,360	454,437	455,880	438,867	(77,507)	(17.7)%
Commercial real estate	3,965,599	3,850,835	3,852,104	3,754,107	211,492	5.6%
Residential real estate	953,340	971,374	1,008,325	1,020,958	(67,618)	(6.6)%
Consumer	70,028	74,718	71,795	76,273	(6,245)	(8.2)%
Other [1]	44,111	39,976	47,569	42,477	1,634	3.8%
Total unpaid principal balance	8,835,821	8,741,339	8,830,042	8,735,918	99,903	1.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(43,969)	(43,913)	(50,935)	(53,274)	9,305	17.5%
Total loans	$8,791,852	$8,697,426	$8,779,107	$8,682,644	$109,208	1.3%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the three months ended:
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$62,187	$163	1.05%	$109,737	$219	0.81%	$130,521	$157	0.48%
Investment securities	1,398,370	6,803	1.95%	1,382,743	6,538	1.92%	1,373,451	6,283	1.84%
Non ASC 310-30 loans, net [2]	8,550,349	102,720	4.82%	8,531,652	101,007	4.80%	7,903,860	93,733	4.77%
ASC 310-30 loans, net	113,498	2,869	10.14%	120,743	2,311	7.76%	120,744	1,921	6.40%
Loans, net	8,663,847	105,589	4.89%	8,652,395	103,318	4.84%	8,024,604	95,654	4.79%
Total interest-earning assets	10,124,404	112,555	4.46%	10,144,875	110,075	4.40%	9,528,576	102,094	4.31%
Noninterest-earning assets	1,154,295			1,146,196			1,085,961
Total assets	$11,278,699	$112,555	4.00%	$11,291,071	$110,075	3.95%	$10,614,537	$102,094	3.87%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,815,407			$1,825,174			$1,497,567
NOW, money market and savings deposits	5,849,998	$7,172	0.49%	5,623,676	$5,759	0.42%	5,236,443	$4,270	0.33%
Time deposits	1,289,402	2,306	0.72%	1,286,203	2,070	0.65%	1,340,460	2,182	0.65%
Total deposits	8,954,807	9,478	0.42%	8,735,053	7,829	0.36%	8,074,470	6,452	0.32%
Securities sold under agreements to repurchase	118,373	86	0.29%	117,970	98	0.34%	152,615	124	0.33%
FHLB advances and other borrowings	303,846	994	1.31%	571,338	1,469	1.04%	600,477	986	0.66%
Subordinated debentures and subordinated notes payable	108,234	1,113	4.13%	108,196	1,098	4.12%	101,419	975	3.87%
Total borrowings	530,453	2,193	1.66%	797,504	2,665	1.36%	854,511	2,085	0.98%
Total interest-bearing liabilities	9,485,260	$11,671	0.49%	9,532,557	$10,494	0.45%	8,928,981	$8,537	0.38%
Noninterest-bearing liabilities	77,979			71,744			118,184
Stockholders' equity	1,715,460			1,686,770			1,567,372
Total liabilities and stockholders' equity	$11,278,699			$11,291,071			$10,614,537
Net interest spread			3.51%			3.50%			3.49%
Net interest income and net interest margin (FTE)		$100,884	4.00%		$99,581	3.98%		$93,557	3.95%
Less: Tax equivalent adjustment		2,154			2,182			1,905
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$98,730	3.91%		$97,399	3.89%		$91,652	3.87%

[1] Annualized for all partial-year periods.
[2] Interest income includes $0.7 million and $1.8 million for the third quarter of fiscal year 2017 and 2016, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the nine months ended:
	June 30, 2017			June 30, 2016
	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$146,209	$728	0.67%	$102,206	$326	0.43%
Investment securities	1,386,190	19,719	1.90%	1,362,576	18,517	1.82%
Non ASC 310-30 loans, net [2]	8,532,650	305,208	4.78%	7,489,534	269,452	4.81%
ASC 310-30 loans, net	120,138	7,522	8.37%	107,580	5,207	6.47%
Loans, net	8,652,788	312,730	4.83%	7,597,114	274,659	4.83%
Total interest-earning assets	10,185,187	333,177	4.37%	9,061,896	293,502	4.33%
Noninterest-earning assets	1,150,838			1,055,005
Total assets	$11,336,025	$333,177	3.93%	$10,116,901	$293,502	3.88%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,810,880			$1,420,749
NOW, money market and savings deposits	5,673,929	$18,060	0.43%	4,973,268	$11,498	0.31%
Time deposits	1,307,908	6,536	0.67%	1,326,782	6,648	0.67%
Total deposits	8,792,717	24,596	0.37%	7,720,799	18,146	0.31%
Securities sold under agreements to repurchase	124,249	298	0.32%	163,622	395	0.32%
FHLB advances and other borrowings	530,668	3,735	0.94%	524,004	2,831	0.72%
Subordinated debentures and subordinated notes payable	109,130	3,299	4.04%	94,304	2,661	3.77%
Total borrowings	764,047	7,332	1.28%	781,930	5,887	1.01%
Total interest-bearing liabilities	9,556,764	$31,928	0.45%	8,502,729	$24,033	0.38%
Noninterest-bearing liabilities	89,770			107,432
Stockholders' equity	1,689,491			1,506,740
Total liabilities and stockholders' equity	$11,336,025			$10,116,901
Net interest spread			3.48%			3.50%
Net interest income and net interest margin (FTE)		$301,249	3.95%		$269,469	3.97%
Less: Tax equivalent adjustment		6,477			5,522
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$294,772	3.87%		$263,947	3.89%

[1] Annualized for all partial-year periods.
[2] Interest income includes $3.0 million and $1.9 million for the first nine months of fiscal year 2017 and 2016, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non ASC 310-30 loans and adjusted yield on non ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2017	June 30, 2016	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$107,125	$87,495	$35,060	$35,162	$36,903	$33,758	$26,360
Add: Acquisition expenses	710	12,950	—	—	710	2,742	12,179
Add: Tax effect at 38%	(270)	(4,921)	—	—	(270)	(1,042)	(4,628)
Adjusted net income	$107,565	$95,524	$35,060	$35,162	$37,343	$35,458	$33,911

Weighted average diluted common shares outstanding	59,065,402	55,993,011	59,130,632	59,073,669	58,991,905	58,938,367	57,176,705
Earnings per common share - diluted	$1.81	$1.56	$0.59	$0.60	$0.63	$0.57	$0.46
Adjusted earnings per common share - diluted	$1.82	$1.71	$0.59	$0.60	$0.63	$0.60	$0.59

Tangible net income and return on average tangible common equity:
Net income - GAAP	$107,125	$87,495	$35,060	$35,162	$36,903	$33,758	$26,360
Add: Amortization of intangible assets	1,927	2,239	538	550	839	1,024	822
Add: Tax on amortization of intangible assets	(264)	(660)	(50)	(50)	(163)	(220)	(220)
Tangible net income	$108,788	$89,074	$35,548	$35,662	$37,579	$34,562	$26,962

Average common equity	$1,689,491	$1,506,740	$1,715,460	$1,686,770	$1,666,243	$1,647,155	$1,567,372
Less: Average goodwill and other intangible assets	749,667	712,049	749,074	749,638	750,290	750,756	727,707
Average tangible common equity	$939,824	$794,691	$966,386	$937,132	$915,953	$896,399	$839,665
Return on average common equity *	8.5%	7.8%	8.2%	8.5%	8.8%	8.2%	6.8%
Return on average tangible common equity **	15.5%	15.0%	14.8%	15.4%	16.3%	15.3%	12.9%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2017	June 30, 2016	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(dollars in thousands except share and per share amounts)
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$294,772	$263,947	$98,730	$97,399	$98,642	$98,227	$91,652
Add: Tax equivalent adjustment	6,477	5,522	2,154	2,182	2,142	2,012	1,905
Net interest income (FTE)	301,249	269,469	100,884	99,581	100,784	100,239	93,557
Add: Current realized derivative gain (loss)	(11,681)	(15,832)	(3,320)	(3,875)	(4,486)	(4,895)	(5,005)
Adjusted net interest income (FTE)	$289,568	$253,637	$97,564	$95,706	$96,298	$95,344	$88,552

Average interest-earning assets	$10,185,187	$9,061,896	$10,124,404	$10,144,875	$10,286,284	$10,173,743	$9,528,576
Net interest margin (FTE) *	3.95%	3.97%	4.00%	3.98%	3.89%	3.92%	3.95%
Adjusted net interest margin (FTE) **	3.80%	3.74%	3.87%	3.83%	3.71%	3.73%	3.74%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:
Interest income - GAAP	$298,731	$263,930	$100,566	$98,825	$99,339	$99,058	$91,829
Add: Tax equivalent adjustment	6,477	5,522	2,154	2,182	2,142	2,012	1,905
Interest income (FTE)	305,208	269,452	102,720	101,007	101,481	101,070	93,734
Add: Current realized derivative gain (loss)	(11,681)	(15,832)	(3,320)	(3,875)	(4,486)	(4,895)	(5,005)
Adjusted interest income (FTE)	$293,527	$253,620	$99,400	$97,132	$96,995	$96,175	$88,729

Average non ASC 310-30 loans	$8,532,650	$7,489,534	$8,550,349	$8,531,652	$8,515,947	$8,477,214	$7,903,860
Yield (FTE) *	4.78%	4.81%	4.82%	4.80%	4.73%	4.74%	4.77%
Adjusted yield (FTE) **	4.60%	4.52%	4.66%	4.62%	4.52%	4.51%	4.52%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$337,998	$290,686	$114,215	$111,233	$112,549	$114,025	$100,749
Add: Tax equivalent adjustment	6,477	5,522	2,154	2,182	2,142	2,012	1,905
Total revenue (FTE)	$344,475	$296,208	$116,369	$113,415	$114,691	$116,037	$102,654

Noninterest expense	$161,312	$150,297	$54,922	$53,852	$52,537	$57,342	$61,222
Less: Amortization of intangible assets	1,927	2,239	538	550	839	1,024	822
Tangible noninterest expense	$159,385	$148,058	$54,384	$53,302	$51,698	$56,318	$60,400
Efficiency ratio *	46.3%	50.0%	46.7%	47.0%	45.1%	48.5%	58.8%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,732,983	$1,640,511	$1,732,983	$1,706,861	$1,678,638	$1,663,391	$1,640,511
Less: Goodwill and other intangible assets	748,828	751,217	748,828	749,366	749,916	750,755	751,217
Tangible common equity	$984,155	$889,294	$984,155	$957,495	$928,722	$912,636	$889,294

Total assets	$11,466,184	$11,453,222	$11,466,184	$11,356,841	$11,422,617	$11,531,180	$11,453,222
Less: Goodwill and other intangible assets	748,828	751,217	748,828	749,366	749,916	750,755	751,217
Tangible assets	$10,717,356	$10,702,005	$10,717,356	$10,607,475	$10,672,701	$10,780,425	$10,702,005
Tangible common equity to tangible assets	9.2%	8.3%	9.2%	9.0%	8.7%	8.5%	8.3%

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2017	June 30, 2016	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(dollars in thousands except share and per share amounts)
Tangible book value per share:
Total stockholders' equity	$1,732,983	$1,640,511	$1,732,983	$1,706,861	$1,678,638	$1,663,391	$1,640,511
Less: Goodwill and other intangible assets	748,828	751,217	748,828	749,366	749,916	750,755	751,217
Tangible common equity	$984,155	$889,294	$984,155	$957,495	$928,722	$912,636	$889,294

Common shares outstanding	58,761,597	58,693,499	58,761,597	58,760,517	58,755,989	58,693,304	58,693,499
Book value per share - GAAP	$29.49	$27.95	$29.49	$29.05	$28.57	$28.34	$27.95
Tangible book value per share	$16.75	$15.15	$16.75	$16.29	$15.81	$15.55	$15.15

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com